Pluristem’s Reverse Stock Split Effective Today

Stock to Trade Under the New Symbol PSTI

NEW YORK--(BUSINESS WIRE)--Pluristem Therapeutics Inc. (OTCBB:PSTI.OB) (DAX:PJT), a bio-therapeutics Company dedicated to the commercialization of non-personalized (allogeneic) cell therapy products for a variety of malignant, ischemic and autoimmune disorders, announced today that its previously disclosed two hundred for one reverse stock split has become effective. The Company’s name was also changed from Pluristem Life Systems, Inc. to Pluristem Therapeutics Inc. Pluristem’s shares are now trading on a reverse split-adjusted basis on the OTC Bulletin Board under the symbol "PSTI.OB", which replaces the previous symbol "PLRS.OB". The reverse stock split is made in relation to Pluristem’s application to list its shares on the NASDAQ Capital Market and to broaden the availability of its common stock to both institutional and individual investors.

The reverse split reduces the number of shares of Pluristem’s outstanding common stock from approximately 1.3 billion to approximately 6.5 million. The exercise price and the number of shares of common stock issuable under Pluristem’s outstanding warrants and options have been proportionately adjusted to reflect the reverse stock split. Fractional shares created as a result of the stock split will be rounded up to the next whole share.

About Pluristem

Pluristem Therapeutics, Inc. is a Company dedicated to the commercialization of non-personalized (allogeneic) stem cell therapy products for the treatment of numerous severe degenerative, malignant and autoimmune disorders. The Company's first product, PLX-I, is directed at resolving the global shortfall of matched tissue for bone marrow transplantation (BMT) by improving the engraftment of hematopoietic stem cells (HSCs) contained in umbilical cord blood (UCB).

Pluristem's products are derived from mesenchymal stromal cells (MSCs) obtained from the placenta and not from embryonic stem cells. They are expanded in the Company's proprietary PluriXTM 3D bioreactor that imitates the natural microstructure of bone marrow and does not require supplemental growth factors, cytokines or other exogenous materials. Pluristem believes the resultant expanded cells, termed PLX cells, are multi-potent and able to differentiate into a variety of cell types as well as being immune-privileged to protect the recipient from immunological reactions that often accompany transplantation.

Pluristem has offices in the USA with research and manufacturing facilities in Israel. For more information, please visit our website at www.pluristem.com, the content of which is not part of this press release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements are based on the current expectations of the management of Pluristem only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, when we speak about our application to list our shares on the NASDAQ Capital Market, we are using a forward-looking statement. We may not be approved for listing on NASDAQ. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties may develop with our process; results in the laboratory may not translate to equally good results in real surgical settings; our patents may not be sufficient; our products may harm recipients; changes in legislation; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Pluristem to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Pluristem undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Pluristem, reference is made to Pluristem's reports filed from time to time with the Securities and Exchange Commission.

Contacts:
Pluristem Therapeutics
William Prather, 303-883-4954
Sr. VP Corporate Development
bill@pluristem.com
Yaky Yanay, 972-74-710-7171
VP Finance and CFO
yaky@pluristem.com
or
CEOcast
Michael Wachs, 212-732-4300
mwachs@ceocast.com